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INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Century Communications Corp.

We consent to the incorporation by reference in Century Communications Corp.'s Registration Statement Nos. 333-24617 and 333-43863 on form S-3, Registration Statement Nos. 33-50769, 33-50767, 33-56375, 33-56383, 33-10947, 33-23690,
33-34388, 333-51345, 33-34387, 33-23718, 33-23717, and 33-13126 on Form S-8,
and 333-47161 on Form S-4, of our report dated July 29, 1999 (August 26, 1999 as to Note 17), appearing in this Amendment No.1 to Annual Report on Form 10-K/A1 of Century Communications Corp. for the year ended May 31, 1999.



DELOITTE & TOUCHE LLP

Stamford, Connecticut
September 21, 1999